Exhibit 10.9

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”), dated as of [●], is by and between WHC Worldwide, Inc., a Delaware corporation (the “Company”), and [●] (the “Indemnitee”).

WHEREAS, the Company expects Indemnitee to join the Company as [a director/an officer];

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;

WHEREAS, the board of directors of the Company (the “Board”) has determined that enhancing the ability of the Company to retain and attract as directors and officers the most capable persons is in the best interests of the Company and that the Company therefore should seek to assure such persons that indemnification and insurance coverage is available; and

WHEREAS, in recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee’s service as a [director/officer] of the Company and to enhance Indemnitee’s ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, the Company’s certificate of incorporation or bylaws or other agreement between the Company and any of its stockholders (collectively, the “Constituent Documents”), any change in the composition of the Board or any change in control or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancement of Expenses (as defined in Section 1(f) below) to, Indemnitee as set forth in this Agreement and to the extent insurance is maintained for the coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the foregoing and the Indemnitee’s agreement to provide services to the Company, the parties agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Beneficial Owner” has the meaning given to the term “beneficial owner” in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) “Change in Control” means the occurrence after the date of this Agreement of any of the following events:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the voting power of the outstanding Voting Securities;

(ii) the consummation of a reorganization, merger, conversion, domestication or consolidation, unless immediately following such reorganization, merger, conversion, domestication or consolidation, all of the Beneficial Owners of the Voting Securities outstanding immediately prior to such transaction beneficially own, directly or indirectly, securities outstanding immediately after such consummation representing more than 50% of the voting power of the entity resulting from such transaction;

(iii) during any period of two consecutive years, not including any period prior to the execution of this Agreement, individuals who at the beginning of such period constituted the Board (including for this purpose any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the total authorized number of directors of the Company; or

(iv) the stockholders of the Company approve a liquidation, dissolution or winding up of the Company or a sale, lease, exchange or other disposition by the Company of all or substantially all of the Company’s assets.

(c) “Claim” means any threatened, pending or completed action, suit, proceeding, appeal, inquiry, hearing, investigation, claim, mediation or alternative dispute resolution mechanism, whether civil, criminal, regulatory, administrative, arbitrative, investigative or other, and irrespective of whether it is brought, made or done by any federal, state, municipal, local, private, individual or other Person or whether it is brought, made or done by or in the right of the Company or any other Person, in each case arising from, related to or by reason of the fact of an Indemnifiable Event.

(d) “Delaware Court” shall have the meaning ascribed to it in Section 9(e) below.

(e) “Disinterested Director” means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.

(f) “Expenses” means any and all expenses, including attorneys’ and experts’ fees, retainers, court costs, transcript costs, fees of experts and advisors, secretarial fees, witness fees, travel expenses (including, without limitation, those of experts, witnesses, investigators, advisors and postage, delivery or secretarial services), duplicating, printing and binding costs, telephone charges, postage, delivery service fees, and all other costs and expenses which may be incurred in connection with prosecuting, investigating, defending, responding to, or objecting to, a request to provide discovery, being a witness in or participating in (including on appeal), or preparing to do any of the foregoing in connection with, any Claim. Expenses also shall include (i) any and all fees, costs, charges, disbursements or expenses incurred in connection with any appeal resulting from any Claim, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 5 only, any and all fees, costs, charges, disbursements or expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. Solely to the extent prohibited by applicable law, Expenses shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.

(g) “Expense Advance” means any payment of Expenses advanced or reimbursed by the Company pursuant to Section 4 or Section 5 hereof.

(h) “Indemnifiable Event” means any event or occurrence, whether occurring before, on or after the date of this Agreement, related to or by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise (collectively with the Company, “Enterprise”) or related to or by reason of an action or inaction by Indemnitee in any such capacity (whether or not serving in such capacity at the time of such event or occurrence or when any Loss is incurred).

(i) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently performs, nor in the past five years has performed, services for either: (i) the Company or Indemnitee (other than in connection with matters concerning Indemnitee under this Agreement or of other indemnitees under similar agreements) or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(j) “Losses” means any and all Expenses and any and all charges, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes, amounts paid or payable in settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, and all other charges paid or payable in connection with prosecuting, investigating, defending, responding to, being a witness in or participating in, or preparing to do any of the foregoing in, any Claim.

(k) “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.

(l) “Standard of Conduct Determination” shall have the meaning ascribed to it in Section 9(b) below.

(m) “Voting Securities” means any securities of the Company that vote generally in the election of directors.

2. Services to the Company; Authorization and Enforceability of Agreement.

(a) Indemnitee has agreed to serve as a director or officer of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders [his/her] resignation or is no longer serving in such capacity. This Agreement shall not be deemed an employment agreement between the Company (or any of its subsidiaries or Enterprise) and Indemnitee. This Agreement shall continue in force, without limitation, after Indemnitee has ceased to serve as a director or officer of the Company or, at the request of the Company, of any of its subsidiaries or Enterprise, as provided in Section 12 hereof.

(b) The Company hereby represents and warrants to Indemnitee (i) that the Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company and (ii) that this Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3. Indemnification. Subject to Section 9 and Section 10 of this Agreement, the Company shall indemnify Indemnitee, to the fullest extent permitted by the laws of the State of Delaware in effect on the date hereof, or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all Losses.

4. Advancement of Expenses. Indemnitee shall have the right to advancement by the Company, prior to the final disposition of any Claim, of any and all Expenses actually and reasonably paid or incurred by Indemnitee in connection with any Claim. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, within twenty (20) days after any request by Indemnitee, the Company shall, in accordance with such request, (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. Expense Advances shall include any and all Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred in preparing and forwarding statements to the Company to support the advances claimed. In connection with any request for Expense Advances, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. In connection with any request for Expense Advances, Indemnitee shall execute and deliver to the Company an undertaking (which shall be accepted without reference to Indemnitee’s ability to repay the Expense Advances) to repay any amounts paid, advanced, or reimbursed by the Company for such Expenses to the extent that it is ultimately determined, following the final disposition of such Claim, that Indemnitee is not entitled to indemnification hereunder. Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

5. Indemnification for Expenses in Enforcing Rights. To the fullest extent allowable under applicable law, the Company shall also indemnify against, and, if requested by Indemnitee, shall advance to Indemnitee subject to and in accordance with Section 4, any Expenses or Losses paid or incurred by Indemnitee in connection with any suit, action or proceeding by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses or Losses by the Company under any provision of this Agreement or under any other agreement or provision of the Constituent Documents now or hereafter in effect and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company. However, in the event that Indemnitee is ultimately determined not to be entitled to such indemnification or insurance recovery, as the case may be, then all amounts advanced under this Section 5 shall be repaid. Indemnitee shall be required to reimburse the Company in the event that a final judicial determination not subject to appeal is made that such action brought by Indemnitee was frivolous or not made in good faith.

6. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Losses but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

7. Notification and Defense of Claims.

(a) Notification of Claims. Indemnitee shall notify the Company in accordance with Section 20 as soon as practicable of any Claim which could relate to an Indemnifiable Event or for which Indemnitee could seek Expense Advances, including a brief description (based upon information then available to Indemnitee) of the nature of, and the facts underlying, such Claim. The failure by Indemnitee to timely notify the Company hereunder shall not relieve the Company from any agreement, obligation or liability under this Agreement unless the Company’s ability to participate in the defense of such claim was materially and adversely affected by such failure. If at the time of the receipt of such notice, the Company has directors’ and officers’ liability insurance in effect under which coverage for Claims is potentially available, the Company shall give prompt written notice to the applicable insurers in accordance with the procedures set forth in the applicable policies.

(b) Defense of Claims. The Company shall be entitled to participate in the defense of any Claim at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee; provided that the Company shall provide notice of such assumption of defense to Indemnitee in accordance with Section 20 within ten (10) days of receipt of notice of a Claim under Section 7(a). After notice from the Company to Indemnitee of its election to assume the defense of any such Claim, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by Indemnitee in connection with Indemnitee’s defense of such Claim other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own legal counsel in such Claim, but all Expenses related to such counsel incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s own expense; provided, however, that if (i) Indemnitee’s employment of its own legal counsel has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of such Claim, (iii) after a Change in Control, Indemnitee’s employment of its own counsel has been approved by the Independent Counsel or (iv) the Company shall not in fact have employed counsel to assume the defense of such Claim, then in each case Indemnitee shall be entitled to retain its own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such Claim) and all Expenses related to such separate counsel shall be borne by the Company. Notwithstanding anything to contrary in this Section 7, the Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of any Claim or claim, issue or matter involved in any Claim, which release shall be in form and substance reasonably satisfactory to Indemnitee. This Section 7(b) shall not apply to any action or proceeding brought by Indemnitee under Section 5, Section 9(e), Section 9(f) or Section 10(a).

8. Procedure upon Application for Indemnification. In order to obtain indemnification pursuant to this Agreement, Indemnitee shall submit to the Company a written request therefor, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of the Claim, provided that documentation and information need not be so provided to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. Indemnification shall be made insofar as the Company determines Indemnitee is entitled to indemnification in accordance with Section 9 below.

9. Determination of Right to Indemnification.

(a) Mandatory Indemnification; Indemnification as a Witness.

(i) To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Claim or any portion thereof or in defense of any claim, issue or matter therein, including without limitation dismissal without prejudice, Indemnitee shall be indemnified against all Losses in connection therewith to the fullest extent allowable by law, and no Standard of Conduct Determination (as defined in Section 9(b)) shall be required. For purposes of this Section 9(a)(i), “successful” shall, to the fullest extent permitted by law, include, but not be limited to, (i) a termination, withdrawal or dismissal (with or without prejudice) of any Claim or any claim, issue or matter involved in any Claim, without any express finding of liability or guilt against Indemnitee, (ii) the expiration of 120 days after the making of any claim or threat of any Claim without the institution of same and without the entering into of any settlement or compromise with respect to such claim or threat, or (iii) the entering into of any settlement or compromise with respect to any Claim or any claim, issue or matter involved in any Claim pursuant to which Indemnitee is obligated to pay or is found liable for an amount less than $15,000.

(ii) To the extent that Indemnitee’s involvement in a Claim is to prepare to serve and/or serve as a witness, and not as a party, the Indemnitee shall be indemnified against all Losses incurred in connection therewith to the fullest extent allowable by law and no Standard of Conduct Determination (as defined in Section 9(b)) shall be required.

(b) Standard of Conduct. To the extent that the provisions of Section 9(a) are inapplicable to a Claim that shall have been finally disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law that is a legally required condition to indemnification of Indemnitee hereunder against Losses in connection to such Claim and any determination that Expense Advances must be repaid to the Company (a “Standard of Conduct Determination”) shall be made as follows:

(i) if no Change in Control has occurred, (A) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum or (C) if there are no such Disinterested Directors, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and

(ii) if a Change in Control shall have occurred, (A) if the Indemnitee so requests in writing, by a majority vote of the Disinterested Directors, even if less than a quorum of the Board or (B) otherwise, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee.

The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within 90 days of such request, any and all Expenses incurred by Indemnitee in cooperating with the person or persons making such Standard of Conduct Determination.

(c) Making the Standard of Conduct Determination. The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 9(b) to be made as promptly as practicable. If the person or persons designated to make the Standard of Conduct Determination under Section 9(b) shall not have made a determination within 30 days after the later of (A) receipt by the Company of a written request from Indemnitee for indemnification pursuant to Section 8 (the date of such receipt being the “Notification Date”) and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, then Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any Claim.

(d) Payment of Indemnification. If, in regard to any Losses:

(i) Indemnitee shall be entitled to indemnification pursuant to Section 9(a);

(ii) no Standard Conduct Determination is legally required as a condition to indemnification of Indemnitee hereunder; or

(iii) Indemnitee has been determined or deemed pursuant to Section 9(b) or Section 9(c) to have satisfied the Standard of Conduct Determination,

then the Company shall pay to Indemnitee, within five days after the later of (A) the Notification Date or (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) is satisfied, an amount equal to such Losses.

(e) Selection of Independent Counsel for Standard of Conduct Determination. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 9.1(b)(i), the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising [him/her] of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 9.1(b)(ii), the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Company, as applicable, may, within five days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1(i), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit; and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences, the introductory clause of this sentence and numbered clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 9(e) to make the Standard of Conduct Determination shall have been selected within 20 days after the Company gives its initial notice pursuant to the first sentence of this Section 9(e) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 9(e), as the case may be, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, the Superior Court of the State of Delaware (“Delaware Court”) to resolve any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or to appoint as Independent Counsel a person to be selected by the Delaware Court or such other person as the Delaware Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 9(b).

(f) Presumptions and Defenses.

(i) Indemnitee’s Entitlement to Indemnification. In making any Standard of Conduct Determination, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the Company shall have the burden of proof to overcome that presumption and establish that Indemnitee is not so entitled. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by the Indemnitee in the Delaware Court. No determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct may be used as a defense to any legal proceedings brought by Indemnitee to secure indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

(ii) Reliance as a Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board or by any other Person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

(iii) No Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct or have any particular belief, or that indemnification hereunder is otherwise not permitted.

(iv) Defense to Indemnification and Burden of Proof. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Losses incurred in defending against a Claim related to an Indemnifiable Event in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any related Standard of Conduct Determination, the burden of proving such a defense or that the Indemnitee did not satisfy the applicable standard of conduct shall be on the Company.

(v) Resolution of Claims. The Company acknowledges that a settlement or other disposition short of final judgment may be successful on the merits or otherwise for purposes of Section 9.1(a)(i) if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Claim to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with our without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise for purposes of Section 9.1(a)(i). The Company shall have the burden of proof to overcome this presumption.

10. Exclusions from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to:

(a) indemnify or advance funds to Indemnitee for Expenses or Losses with respect to proceedings initiated by Indemnitee, including any proceedings against the Company or its directors, officers, employees or other indemnitees and not by way of defense, except:

(i) suits, actions and proceedings referenced in Section 5 above (unless the Delaware Court determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous);

(ii) affirmative defenses asserted by Indemnitee or any compulsory counterclaims required to be made by Indemnitee in any Claim or with respect to any Claim or claim, issue or matter involved in any Claim brought against Indemnitee;

(iii) any Claim or claim, issue or matter involved in any Claim brought by Indemnitee against the Company, any Enterprise which it controls, or any director thereof, from and after a Change in Control; or

(iv) where the Company has joined in or the Board has consented to the initiation of such suit, action or proceedings.

(b) indemnify Indemnitee if the Delaware Court determines that such indemnification is prohibited by applicable law.

(c) indemnify Indemnitee for the disgorgement of profits arising from the purchase or sale by Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act, or any similar successor statute.

(d) indemnify or advance funds to Indemnitee for Indemnitee’s reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

11. Settlement of Claims. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Claim effected without the Company’s prior written consent, which shall not be unreasonably withheld; provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of the Indemnitee for amounts paid in settlement if an Independent Counsel has approved the settlement. The Company shall not settle any Claim in any manner that would reasonably be expected to result in any Losses of the Indemnitee without the Indemnitee’s prior written consent.

12. Duration. This Agreement, including without limitation all agreements and obligations of the Company contained herein, shall continue during the period that Indemnitee is a director or officer of the Company or is serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent of the Enterprise and shall continue after such period (i) so long as Indemnitee may be subject to any possible Claim (including any rights of appeal thereto) and (ii) throughout the pendency of any Claim, including any suit, action or proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his or her rights under this Agreement, even if, in either case, he or she may have ceased to serve in such capacity at the time of any such Claim, suit, action or proceeding.

13. Non-Exclusivity. The rights of Indemnitee under this Agreement will be in addition to any other rights Indemnitee may have under the Constituent Documents, the General Corporation Law of the State of Delaware, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater or additional right to indemnification or advancement under any Other Indemnity Provision other than this Agreement, Indemnitee will be deemed to have such greater or additional right under this Agreement and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater or additional right to indemnification or advancement than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. The Company will not adopt any amendment to any of the Constituent Documents the effect of which would be to deny, diminish or encumber Indemnitee’s right to indemnification or advancement under this Agreement or any Other Indemnity Provision. The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement and/or insurance provided by [Fund names(s)], and/or one or more of their affiliates (other than the Company) (collectively, the “Secondary Indemnitors”). Notwithstanding any other provision of this Agreement, the Company hereby, including for the benefit of the Secondary Indemnitors, who shall be third party beneficiaries of this Section:

(a) acknowledges and agrees that, as between the Company and the Secondary Indemnitors, the Company is the indemnitor of first resort with respect to any request for indemnification or advancement of any Expenses or Losses made pursuant to this Agreement;

(b) acknowledges and agrees that, as between the Company and the Secondary Indemnitors, the Company is primarily liable for all indemnification and/or advancement obligations for any Expenses or Losses, whether created by law, Constituent Documents, contract (including this Agreement) or otherwise;

(c) acknowledges and agrees that, as between the Company and the Secondary Indemnitors, any obligation of the Secondary Indemnitors to indemnify Indemnitee and/or make advancements to Indemnitee in respect of any Expenses or Losses is secondary to the obligations of the Company;

(d) acknowledges and agrees that the Company shall indemnify Indemnitee and made advances to Indemnitee hereunder to the fullest extent provided herein without regard to any rights Indemnitee may have against the Secondary Indemnitors or their insurers;

(e) irrevocably waives, relinquishes and releases (A) the Secondary Indemnitors from any claim of contribution, subrogation, reimbursement, exoneration or indemnification, or any other recovery of any kind in respect of amounts paid by the Company to Indemnitee and (B) any right to participate in any Claim, including any suit, action, proceeding or remedy of Indemnitee against the Secondary Indemnitors, whether or not arising in equity or under contract or law, including, without limitation, the right to take or receive from the Secondary Indemnitors, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right;

(f) acknowledges and agrees that in the event that the Secondary Indemnitors or their insurers advances or extinguishes any Expense or Loss, the payor has a right of subrogation against the Company or its insurers for all amounts so paid which would otherwise be payable by the Company or its insurers under this Agreement;

(g) acknowledges and agrees that in no event shall payment by the Secondary Indemnitors or their insurers affect the obligations of the Company hereunder or shift primary liability for the Company’s obligation to indemnify or make advancement of Expenses or Losses to the Secondary Indemnitors; and

(h) acknowledges and agrees that any indemnification or advancement of Expenses or Losses by the Secondary Indemnitors is specifically in excess over the Company’s obligation to indemnify and advance Expenses or Losses or any valid and collectible insurance (including but not limited to any malpractice insurance or professional errors and omissions insurance) provided by the Company.

14. Liability Insurance. For the duration of Indemnitee’s service as a [director/officer] of the Company, and thereafter for so long as Indemnitee shall be subject to any pending Claim, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to continue to maintain in effect policies of directors’ and officers’ liability insurance providing coverage that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. In all policies of directors’ and officers’ liability insurance maintained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, if Indemnitee is a director, or of the Company’s officers, if Indemnitee is an officer (and not a director) by such policy. Upon request, the Company will provide to Indemnitee copies of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials.

15. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Losses to the extent Indemnitee has actually received payment under any insurance policy, the Constituent Documents, Other Indemnity Provisions or otherwise of the amounts otherwise indemnifiable by the Company hereunder.

16. Subrogation. Subject to Section 13, in the event of payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, and Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

17. Amendments. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, conversion, domestication or otherwise, including by operation of law, to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs and personal and legal representatives. The Company shall require and cause any such successor, assign, spouse, heir and personal and legal representative, by written agreement in form and substances satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession, assignment or other such event had taken place.

19. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any portion thereof) are held by a court of competent jurisdiction to be invalid, illegal, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

20. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by confirmed electronic mail or facsimile, delivered by hand, against receipt, or mailed, by postage prepaid, certified or registered mail:

(a) if to Indemnitee, to the address set forth on the signature page hereto.

(b) if to the Company, to:

WHC Worldwide, LLC

1300 Lydia Ave.

Kansas City, MO, 64106

Attn.: Chief Executive Officer

Email: wmgeorge@ztrip.com

Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of hand delivery or on the third business day after mailing.

21. Governing Law and Forum. This Agreement, and all claims, causes of action, actions, suits, and proceedings (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim, cause of action, action, suit, or proceeding based upon, arising out of, or related to any transaction contemplated by this Agreement, any representation or warranty made in or in connection with this Agreement, or as an inducement to enter into this Agreement) (a “Dispute”), shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to its principles of conflicts of laws. The Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any Dispute shall be brought only in the Delaware Court and not in any other state or federal court in the United States, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any Dispute and (c) waive, and agree not to plead or make, any claim that the Delaware Court lacks venue in respect of a Dispute or that any Dispute brought in the Delaware Court has been brought in an improper or inconvenient forum.

22. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WHC WORLDWIDE, INC.

By:
Name:
Title:

INDEMNITEE

Name:
Address: